UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

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of the Securities Exchange Act of 1934

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CAREPAYMENT TECHNOLOGIES, INC.

(Name of Registrant as Specified in Charter)

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CAREPAYMENT TECHNOLOGIES, INC.

5300 Meadows Road, Suite 400

Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the "Annual Meeting") of CarePayment Technologies, Inc., an Oregon corporation (the "Company"), to be held on Tuesday, June 5, 2012 at 8:00 a.m., Pacific Time, at the Company's offices located at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

At the Annual Meeting, you will hear a report on our business and vote on the following items:

1.	The election of four directors of the Company, to serve until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The ratification of the appointment of Peterson Sullivan LLP to serve as the independent registered public accounting firm of the Company; and

3.	The consideration of any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof.

The attached Information Statement is being delivered to you in connection with these matters.

Shareholders holding shares of the Company's voting capital stock that represent approximately 97.7% of all votes entitled to be cast at the Annual Meeting have indicated they intend to vote in favor of electing the proposed slate of directors and ratifying the appointment of the Company's independent registered public accounting firm. Therefore, those proposals will be assured of receiving the required vote, will be approved at the Annual Meeting and will become effective immediately following the Annual Meeting.

Only shareholders of record holding the Company's voting capital stock as of the close of business on May 14, 2012, or their proxy holders, may vote at the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders or their proxies and Company guests.

By Order of the Board of Directors,

/s/ Craig J. Froude
Craig J. Froude
Interim President

Dated: May 16, 2011

CAREPAYMENT TECHNOLOGIES, INC.

5300 Meadows Road, Suite 400

Lake Oswego, Oregon 97035

INFORMATION STATEMENT FOR THE 2012 ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD JUNE 5, 2012

______________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________

General Information

This Information Statement (this "Information Statement") is being distributed in connection with the 2012 Annual Meeting of Shareholders (the "Annual Meeting") of CarePayment Technologies, Inc., an Oregon corporation (the "Company", "we", "our", or "us"), to be held at our offices located at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035 on Tuesday, June 5, 2012, at 8:00 a.m., Pacific Time.

This Information Statement includes information relating to the proposals to be voted on at the Annual Meeting, the voting process, compensation of directors and our most highly paid officers, and other required information.

This Information Statement is being furnished to our shareholders for informational purposes only, and we will bear all of the costs of preparing and disseminating this Information Statement. Each person who is receiving this Information Statement also is receiving a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Annual Report"). We intend to commence distribution of this Information Statement, together with the Notice of Annual Meeting and any accompanying materials, on or about May 16, 2012.

Our Board of Directors has approved, and has recommended that the shareholders approve, the following proposals (collectively, the "Proposals"):

1. The election of the slate of four directors proposed by the Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2. The ratification of the selection of Peterson Sullivan LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012; and

3. Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

How many shares of the Company's Voting Capital Stock were outstanding as of the Record Date?

As of the Record Date (as defined below), the following shares of our Voting Capital Stock (as defined below) were issued and outstanding:

Class A Common Stock	4,654,968
Class B Common stock	8,010,092
Series D Convertible Preferred Stock	1,200,000
Series E Convertible Preferred Stock	94,326

Each share of Class A Common Stock (the "Class A Common"), Series D Convertible Preferred Stock (the "Series D Preferred") and Series E Convertible Preferred Stock (the "Series E Preferred") entitles the holder to one vote on each matter submitted to a vote of our shareholders. Each share of Class B Common Stock (the "Class B Common", and together with the Class A Common, Series D Preferred and Series E Preferred, the "Voting Capital Stock") entitles the holder to 10 votes on each matter submitted to a vote of our shareholders.

What is the Company's corporate structure and relationship with Affiliates?

As of the date of this Information Statement, Aequitas Holdings, LLC ("Aequitas Holdings") and its affiliates (collectively, the "Consenting Shareholders") beneficially own approximately 96.4% of the shares of our Class A Common, 99.4% of the shares of our Class B Common and all of the shares of our Series D Preferred, which, as of the date of this Information Statement, represents approximately 98.2% of our voting rights on a fully diluted basis.

The following diagram depicts our current corporate structure and relationships with certain affiliates:

The Company owns 99% of the ownership interests in CP Technologies, LLC ("CP Technologies"). The remaining 1% of CP Technologies is owned 0.5% by Aequitas Capital Management, Inc., a wholly-owned subsidiary of Aequitas Holdings ("Aequitas"), and 0.5% by CarePayment, LLC, a wholly-owned subsidiary of Aequitas Commercial Finance, LLC ("ACF"), which itself is a wholly-owned subsidiary of Aequitas Holdings. We also own 100% of Moore Electronics, Inc. ("Moore"), a non-operating subsidiary, and Vitality Financial, Inc. ("Vitality").

For additional information regarding our relationship to certain affiliates, see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" below.

Who is entitled to notice of, and to vote at, the Annual Meeting?

The Board of Directors has selected the close of business on May 14, 2012 (the "Record Date") as the time for determining the holders of record of shares of our Voting Capital Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Such shares are the only securities that entitle holders to vote at the Annual Meeting or any adjournment or postponement thereof.

The Consenting Shareholders own a total of 12,843,182 shares of our Voting Capital Stock, which represents approximately 97.7% of the total votes entitled to be cast on the Proposals. Because the Consenting Shareholders have indicated that they will vote in favor of all of the Proposals, and because such Consenting Shareholders control more than a majority of the voting power of our outstanding Voting Capital Stock, the Proposals are assured of receiving the required vote and being adopted. Therefore, we are not soliciting any proxies from holders of our Voting Capital Stock.

Shareholders attending the Annual Meeting are welcome to vote at the Annual Meeting and may address any matters that may properly come before the Annual Meeting.

A list of our shareholders entitled to vote at the Annual Meeting is available at our executive offices at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035. The telephone number of our executive offices is (503) 419-3505.

How many shares are needed to constitute a quorum at the Annual Meeting?

The presence, in person or by proxy, of shareholders holding at least a majority of the votes entitled to be cast on a matter are necessary to constitute a quorum at the Annual Meeting with respect to such matter. However, the shareholders present at the Annual Meeting may adjourn the Annual Meeting despite the absence of a quorum.

What vote is required to approve the Proposals?

A plurality of the votes cast is required to elect directors. For all other Proposals, a Proposal will be approved if the votes cast favoring the Proposal exceed the votes cast opposing the Proposal. Abstentions will have the same effect as votes cast opposing the Proposal, although abstentions will count toward the presence of a quorum. The person appointed as the inspector of elections will count all votes at the Annual Meeting.

Why isn't the Company required to solicit proxies for the Proposals?

As indicated above, the Consenting Shareholders have indicated they will vote in favor of the Proposals, thereby ensuring that such Proposals will be adopted. As a result, the solicitation of proxies is not necessary and, in order to eliminate the costs and management time involved, our Board of Directors has decided not to solicit proxies.

When will each Proposal become effective?

The Proposals will become effective immediately following the completion of the Annual Meeting, which is at least 20 calendar days after the mailing of this Information Statement. We are mailing this Information Statement on or about May 16, 2012 and will hold the Annual Meeting on June 5, 2012.

How can shareholders participate in the Annual Meeting?

Each shareholder of record as of the Record Date can participate in the Annual Meeting personally or through another person or persons designated to act for such shareholder by proxy.

How will our shareholders know when the Proposals are effective?

Those shareholders who attend the Annual Meeting will be notified then of the effectiveness of the Proposals. In addition, we will notify our shareholders of the effective dates of the Proposals described in this Information Statement when we file our Form 10-Q for the quarter ended June 30, 2012, which will be the first Quarterly Report on Form 10-Q following the Annual Meeting.

Who will pay for the costs associated with this Information Statement?

The Company will pay all costs associated with distributing this Information Statement, including the costs of printing and mailing.

Do I have dissenters' Rights?

No. Neither the Oregon Business Corporation Act nor our Second Amended and Restated Articles of Incorporation, as amended, provide our shareholders with dissenters' rights in connection with the actions described in this Information Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

Four directors will be elected at the Annual Meeting, each of whom is expected to serve until our next annual meeting of shareholders and until his successor has been duly elected and qualified. Three of the four nominees are currently directors of the Company. Each nominee has consented to being named as a nominee and to serve, if elected.

THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING SLATE OF DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS AND HAS RECOMMENDED APPROVAL OF THEIR ELECTION, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS IN 2013 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IF A NOMINEE IS UNAVAILABLE FOR ELECTION, THE BOARD MAY REDUCE THE NUMBER OF DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING.

Name	Age	Biographical Information	Year First Elected Director (if currently serving as director)
Brian A. Oliver	47

Brian A. Oliver is, and has been since April 15, 2010, a director of the Company. From December 30, 2009 until October 22, 2010, he also served as Secretary of the Company. Mr. Oliver joined Aequitas (an affiliate of ours) in 1997 and currently is an Executive Vice President of Aequitas. Aequitas is an alternative investment firm providing equity and commercial finance products to the middle-market, healthcare and education sectors. Before joining Aequitas, Mr. Oliver spent over 15 years in corporate banking with particular expertise in financing middle-market companies in a wide variety of industries. His experience includes consulting and refinancing for distressed or high-growth companies; structuring acquisition financing for leveraged management buyouts; real estate transactions; and structuring working capital and equipment loans. He became an Aequitas shareholder in 1999. Mr. Oliver has a B.S. in Business from Oregon State University with an emphasis in Finance and a minor in Economics. He serves on the boards of both the Austin Entrepreneurship Program at Oregon State University, and Adelante Community Development Corporation, a non-profit organization focused on affordable housing development for the Latino and other low income communities. Mr. Oliver is qualified to serve as a director of the Company due to his background in finance.

			2010

Andrew N. MacRitchie	48

Andrew N. MacRitchie was appointed a director of the Company on November 7, 2011. Mr. MacRitchie joined Aequitas in 2007 and currently is an Executive Vice President of Aequitas. Mr. MacRitchie has over 25 years of experience in general and executive management roles. He brings considerable experience in strategy, regulation and large company operations with a focus on mergers and acquisitions. Before joining Aequitas he was an Executive Vice President and a member of the Board of Directors of PacifiCorp, a $10 billion electric utility operating in six western states. In 1999, Mr. MacRitchie led the federal and state approval processes for Scottish Power’s acquisition of PacifiCorp. He went on to head the business unit responsible for the operational management of PacifiCorp’s $4 billion asset base with 2,600 employees involved in providing electric distribution, transmission and customer service for 1.5 million customers. Mr. MacRitchie’s last role with PacifiCorp was leading the US end of the company’s sale in 2006 to a Berkshire Hathaway affiliate, MidAmerican Energy Holdings. Mr. MacRitchie is a member of the Aequitas Public Securities Investment Committee. Mr. MacRitchie holds an honors degree in electronics and electrical engineering as well as an MBA from Strathclyde Graduate Business School in Scotland. He also completed an Executive Development Program at Wharton Business School in 1996. Mr. MacRitchie is qualified to serve as a director of the Company based on his experience in operations and management.

		2011
William C. McCormick	78

William C. McCormick was appointed a director of the Company on December 31, 2011. Mr. McCormick is a member of the Aequitas Advisory Board, where he provides strategic counsel and guidance to the Aequitas executive team. He is also a member of the Aequitas Public Securities Investment Committee. Mr. McCormick was Chairman and CEO of Precision Castparts Corp (PCP on NYSE) for 18 years and instrumental in growing its revenues from $140 million to $3.2 billion during his tenure. Prior to PCP, he was at General Electric Company for 30 years, going from drafting trainee to Manufacturing General Manager of a $1 billion division. He also achieved the rank of Sgt. in the U.S. Army and subsequently received a Bachelor of Science degree in Mathematics from the University of Cincinnati. He was named by the Portland Business Journal as one of the top 20 business leaders during the period of 1985-2005. Based on his previous experience working in large, publicly traded companies, Mr. McCormick is qualified to serve as a director of the Company.

		2011

Craig J. Froude	45

Craig J. Froude was appointed the interim President of the Company on December 31, 2011. Mr. Froude is also a consultant to Aequitas. Mr. Froude is a seasoned executive, having been a successful leader at a variety of technology and healthcare organizations over the past 20 years. In 1996, Mr. Froude founded WellMed, Inc. and served as its Chairman and Chief Executive Officer until WellMed was acquired by WebMD in late 2002. WellMed delivered private portal solutions to large employers and health plans that helped employees and members make more informed benefit, treatment and provider choices by giving them access to personalized health and benefit decision support technology. After WellMed’s acquisition by WebMD, Mr. Froude served as an Executive Vice President and General Manager of WebMD Health Services, WebMD’s private portals business, from 2002 through 2009, and as President of WebMD Health Services until April 2011. Mr. Froude graduated from Oregon State University with a B.S. degree in Finance. Mr. Froude is qualified to serve as a director of the Company based on his prior experience in operations and management.

N/A

Executive Officers

The following table sets forth the names of the executive officers of the Company.  Also set forth is certain information with respect to each such person's age as of the Record Date, principal occupation or employment during at least the past five years, the periods during which he or she has served as an executive officer of the Company and positions currently held with the Company.

Name	Age	Position
Craig J. Froude	45	Interim President
Patricia J. Brown	54	Chief Financial Officer

Information with respect to Mr. Froude is set forth under "Election of Directors" above.

Patricia J. Brown was appointed Chief Financial Officer of the Company on December 30, 2009. Ms. Brown is also the Senior Vice President of Finance for Aequitas. Ms. Brown joined Aequitas in 2007, serving as Corporate Controller until December 31, 2009 when she was appointed CFO. Prior to Aequitas, Ms. Brown served 12 years with The Standard, an insurance company, most recently as the Vice President of Information Technology. Prior to The Standard, Ms. Brown spent 11 years at Deloitte LLP. In 1997, she was appointed by the Governor of Oregon to serve on the Board of the Oregon Public Employees Retirement System; she served on the Board for seven years, where her final position was Vice Chair. Ms. Brown holds a B.S. degree with honors in Business Administration from Oregon State University, she is a Certified Public Accountant and she is a Fellow of the Life Management Institute.

Officers serve at the discretion of the Board of Directors.

Family Relationships

There are no family relationships among any of our directors, executive officers or any person nominated to become a director.

Code of Ethics

We adopted a code of ethics on April 6, 2005 that applies to our directors, executive officers and employees. We will provide a copy of our code of ethics to any person, free of charge, upon request. Requests should be made in writing to the Company’s principal executive offices at 5300 Meadows, Suite 400, Lake Oswego, Oregon 97035.

Board Composition and Director Independence

Our Amended and Restated Bylaws (the "Bylaws") provide that our Board of Directors will consist of not less than one nor more than nine members. The Board of Directors has determined that the number of directors constituting the whole Board of Directors will be four. Directors need not be shareholders of the Company or residents of the State of Oregon. A vacancy on the Board of Directors may be filled by the remaining directors, even though less than a quorum remains.

Currently, shares of our Class A Common trade on the "pink sheets" under the symbol CPYT. Therefore, we are not required to comply with the director independence requirements of any securities exchange and we currently have no independent directors.

Until January 1, 2012, the offices of Chairman of the Board and Chief Executive Officer were held by the same individual, James T. Quist. The Company believed that the combined role was more efficient for a small company with limited operations. When Mr. Quist resigned effective December 31, 2011, Craig J. Froude was appointed as our Interim President, but not Chairman of the Board. We have not yet selected a nominee for the office of Chairman of the Board.

Board Meeting and Annual Meeting Attendance

The Board of Directors did not hold any regular or special meetings during the fiscal year ended December 31, 2011. However, the Board of Directors acted five times by unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2011.

The Company did not hold an annual meeting of shareholders during 2011. The Company has encouraged all directors to attend the Annual Meeting in person.

Legal Proceedings

As of the date of this Information Statement, there are no material pending proceedings adverse to us to which any of our directors or executive officers is a party.

To our knowledge, none of our directors or executive officers has been involved in the last ten years in any legal proceedings that are material to an evaluation of their ability or integrity.

Risk Oversight

While our management is responsible for assessing and managing risks to the Company, the Board of Directors takes an active role in overseeing material risks facing the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

Compensation and Nominating Committees

We do not have a separately designated compensation or nominating committee. Currently, our Board of Directors assumes the responsibilities that would normally be delegated to the compensation and nominating committees. The Board of Directors believes that it is appropriate for the Company not to have separately designated compensation or nominating committees at this time given the size of, and limited period of time during which the Company has been conducting, its current business operations.

Compensation Matters

Although our executive officers may make recommendations or proposals to the Board of Directors with respect to the amount and form of director and executive officer compensation, the Board of Directors, as a whole, ultimately determines director and executive officer compensation. To date, the Company has not engaged a compensation consultant in connection with determining or recommending the amount or form of director or executive officer compensation.

Director Nomination Process

Historically, our entire Board of Directors has selected nominees for election as directors. In determining whether to recommend a person for new or continued membership on the Board of Directors, the Board of Directors considers such director's or nominee's qualifications in light of the overall mix of all of our directors' attributes and our current and future needs. In its assessment of each director or nominee for director, the Board of Directors considers the person's integrity, experience, reputation and ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. The Board considers that the minimum qualifications for serving as a director are that a candidate demonstrates an ability to make a meaningful contribution to the Board of Directors' oversight of the Company's business and affairs. Specific qualifications for consideration as a director nominee may vary according to the particular areas of expertise, if any, being sought as a complement to the Board's then-existing composition.

Director nominees may come to the Board of Directors' attention through a variety of sources, including, without limitation, from current directors, shareholders or other persons. The Board of Directors has not yet had occasion to, but would, consider properly submitted proposed nominations by shareholders who are not directors, officers or employees of the Company on the same basis as candidates proposed by any other person. We do not currently have a policy with respect to the use of diversity as a criterion for Board of Director membership, and we do not currently consider diversity in the selection of our directors.

For information concerning the process by which a shareholder may propose a director nominee, see "Other Matters - Shareholder Proposals for the 2013 Annual Meeting of Shareholders" below.

Report of the Board of Directors on Financial Statements

We do not currently have a separately designated audit committee and our Board of Directors assumes the responsibilities normally delegated to an audit committee. The Company expects the Board of Directors to appoint an audit committee during 2012.

Our management is responsible for our financial reporting process, including our system of internal control, and for preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm, Peterson Sullivan, LLP, is responsible for auditing those consolidated financial statements.

The Board of Directors, in connection with performing the duties normally delegated to an audit committee, has:

•	Reviewed and discussed with management and Peterson Sullivan LLP the audited condensed financial statements included in the Annual Report;

•	Discussed with Peterson Sullivan LLP the matters required to be discussed under generally accepted auditing standards and Statement on Auditing Standards No. 114 (Communication with Audit Committee), which superseded Statement on Accounting Standards No. 61;

•	Received the written disclosures and letter from Peterson Sullivan LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Peterson Sullivan LLP's communications with the Board of Directors concerning independence, and discussed with Peterson Sullivan LLP its independence; and

•	Based on the foregoing review and discussions, recommended that our audited consolidated financial statements be included in the Annual Report.

Brian A. Oliver

Andrew N. MacRitchie

William C. McCormick

James T. Quist

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding aggregate compensation paid during 2011 and 2010 to our named executive officers:

Name	Principal Position	Year	Salary	Commissions	Bonus		Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
James T. Quist (3)	Chairman, Chief Executive Officer	2010	$290,625	$—		$—	$—	$27,015	$—	$—	$317,640
	and President	2011	325,000			150,000		14,206			489,206
Patricia J. Brown	Chief Financial Officer	2010	$—	$—		$—	$—	$—	$—	$—	$—
		2011	$—	$—		$—	$—	$—	$—	$—	$—
Christopher Chen (4)	Secretary; CP Technologies LLC Senior Vice	2010	$104,167	$—	$		$—	$439	$—	$3,719	$107,886
	President - Financial Products	2011	192,708					(439)		5,377	197,646
G. Joseph Siedel (5)	Secretary, CP Technologies LLC Senior Vice	2010	$104,167	$—	$		$—	$439	$—	$4,167	$108,773
	President – Operations	2011	250,000					1,054		9,583	260,637
Scott Johnson (6)	Senior Vice President - Sales	2010	$165,000	$30,628	$		$—	$3,416	$—	$4,661	$203,705
		2011	165,000	64,089						86,090	315,179

(1) Represents the grant date fair value of options granted in 2010, disregarding estimated forfeitures, and estimated using the Black-Scholes option pricing mode. The assumptions made in determining the grant date fair values of options are disclosed in Note 13 of the Notes to Consolidated Financial Statements contained in the Annual Report.

(2) Represents Company matching contributions under our 401(k) plan and stock option exercise.

(3) Mr. Quist's employment with the Company was terminated effective December 31, 2011 (for more information, see "Employment Agreements - Quist Employment Agreement" below).

(4) Mr. Chen's employment with the Company was terminated effective July 15, 2011 (for more information, see "Employment Agreements - CP Employment Agreements" below).

(5) Mr. Siedel's employment with the Company was terminated effective May 4, 2012 (for more information, see "Employment Agreements - CP Employment Agreements" below).

(6) Mr. Johnson's employment with the Company was terminated effective September 30, 2011 (for more information, see "Employment Agreements - Scott Johnson Resignation" below).

Employment Agreements

Quist Employment Agreement

On February 10, 2010, the Company entered into an employment agreement with James T. Quist (the "Quist Employment Agreement"), who, until December 31, 2011, was the Executive Chairman, Chief Executive Officer and President of the Company. The Quist Employment Agreement provided for a term that continued until Mr. Quist's death or retirement or until otherwise terminated as provided in the Quist Employment Agreement. Effective December 31, 2011, Mr. Quist resigned as the Company's Executive Chairman, Chief Executive Officer and President, as an officer of CP Technologies and as an officer and director of the Company's other subsidiaries, Vitality and Moore. In connection with his resignation, Mr. Quist and the Company entered into a Separation Agreement (the "Quist Separation Agreement").

Under the Quist Employment Agreement, the Company paid Mr. Quist a salary of $325,000 per year (the "Base Salary") and he was eligible to receive discretionary incentive compensation each year based on the results of the Company's financial operations and achievement of individual performance objectives established each year by the Company's Board of Directors.

Under the terms of the Quist Separation Agreement, Mr. Quist will continue to receive the Base Salary through December 31, 2012 in accordance with the Company's ordinary payroll procedures, including deductions of appropriate withholding and employment taxes as required by law. Mr. Quist is entitled to participate in the Company's group health insurance plan through December 31, 2012 or, if earlier, the date that Mr. Quist is covered under another employer-sponsored plan. Thereafter, Mr. Quist may elect to continue to participate in the Company's group health insurance plan in accordance with federal COBRA law.

Mr. Quist was previously granted an option to purchase 698,678 shares of Class A Common. Pursuant to the Quist Separation Agreement, that option fully vested on February 10, 2012 and may be exercised at any time on or before June 30, 2012.

The above descriptions are qualified in their entirety by the actual language of the Quist Employment Agreement and Quist Separation Agreement, copies of which are attached as exhibits to the Annual Report.

CP Employment Agreements

Effective July 30, 2010, the Company's subsidiary, CP Technologies, entered into employment agreements (the "CP Employment Agreements") with George Joseph Siedel and Christopher Chen (collectively, the "Executives"). The CP Employment Agreements had an indefinite term and provided for employment of the Executives on an at-will basis.

Pursuant to the CP Employment Agreements, the Executives received an annual base salary of $250,000, medical and dental benefits, paid time off and reimbursement of business expenses, and were entitled to participate in CP Technologies' 401(k) plan. As further consideration for their services, each Executive was eligible to receive discretionary incentive compensation each year based upon the results of the financial operations of CP Technologies and the Executive achieving individual performance objectives. In addition, upon execution of the CP Employment Agreements, the Company granted each Executive a nonstatutory option to purchase 55,460 shares of Class A Common at an exercise price of $0.14 per share.

The CP Employment Agreements contain non-solicitation clauses pursuant to which the Executives agreed not to solicit any clients or employees of CP Technologies or its affiliates for a period of 24 months following termination of employment.

If an Executive is terminated without cause (as defined in his CP Employment Agreement) the Executive is entitled to receive continuation of base salary payments and health insurance benefits for 12 months following the effective date of termination. The continuation of base salary payments will be made as follows: (a) 50% of base salary if the Executive has less than 1 year of service, and (b) 100% of base salary if the Executive has more than 1 full year of service. If an Executive is terminated due to a control transfer, the Executive is entitled to continue receiving base salary payments (at the rate then in effect) and health insurance benefits for the period of time following the effective date of termination equal to 12 months plus an additional month for every year of service, up to a maximum of 24 months.

The Executive is entitled to receive any earned or accrued incentive compensation for the period in which termination occurs, prorated through the effective date of termination, in the event that the Executive is terminated without cause, if the Executive terminates for good reason or if employment is terminated due to a control transfer or the Executive's death or total disability. The Executive is not entitled to receive incentive compensation for the fiscal year in which termination occurs if the Executive is terminated for cause, or if the Executive terminates voluntarily without good reason.

Upon termination of the Executive's employment for any reason, the Company may require that he take a period of "garden leave," during which the Executive will continue to receive his base salary and health insurance benefits, but will be prohibited from commencing employment with a new company. The garden period runs from the effective date of termination and continues for six months or less, as determined by the Company.

Effective July 15, 2011, Mr. Chen was terminated without cause as Secretary of the Company and as Senior Vice President – Financial Products of CP Technologies. In connection with his termination, Mr. Chen and CP Technologies entered into a Separation Agreement (the "Chen Separation Agreement"). Under the terms of the Chen Separation Agreement and pursuant to his CP Employment Agreement, Mr. Chen was paid his normal base salary at his current rate through July 15, 2011, less standard tax withholdings and deductions, and will continue through July 15, 2012 to be paid 50% of his normal base salary in accordance with the Company's ordinary payroll procedures, including deductions of appropriate withholding and employment taxes as required by law. Mr. Chen will continue to participate in the Company's group health insurance plan through July 31, 2012 or, if earlier, the date that Mr. Chen is covered under another employer-sponsored plan. The Company will continue Mr. Chen's health insurance benefits under the plans in effect for employees of CP Technologies generally and subject to plan participation rules. CP Technologies will cover the monthly premiums associated with continued health insurance coverage through July 31, 2012. Thereafter, Mr. Chen may elect to continue to participate in the group health insurance plan of CP Technologies in accordance with federal COBRA law.

Effective May 4, 2012, Mr. Siedel resigned as the Senior Vice President – Operations of CP Technologies. Mr. Siedel is not entitled to any severance or similar payments in connection with his resignation.

The above descriptions are qualified in their entirety by the actual language of the CP Employment Agreements and Chen Separation Agreement, copies of which are attached as exhibits to the Annual Report.

Scott Johnson Resignation

Effective September 30, 2011, Scott Johnson resigned as Senior Vice President – Financial Products of the Company. In connection with his resignation, Mr. Johnson and the Company entered into a Separation Agreement (the "Johnson Separation Agreement"). Under the terms of the Johnson Separation Agreement, Mr. Johnson was paid his normal base salary through March 31, 2012 in accordance with the Company's ordinary payroll procedures, including deductions of appropriate withholding and employment taxes as required by law. Mr. Johnson continued to participate in the Company's group health insurance plan through September 30, 2011 and thereafter had the option to continue to participate in the Company's group health insurance plan in accordance with federal COBRA law.

Amended and Restated Administrative Services Agreement

On December 31, 2011, CP Technologies entered into an Amended and Restated Administrative Services Agreement (the "Restated Administrative Services Agreement") with Aequitas. The Restated Administrative Services Agreement amends and restates in its entirety that certain Administrative Services Agreement dated December 31, 2009 between CP Technologies and Aequitas. Under the Restated Administrative Services Agreement, CP Technologies terminated all of its employees effective December 31, 2011 (the "Former CPT Employees") and Aequitas hired each Former CPT Employee. Pursuant to the Restated Administrative Services Agreement: (a) Aequitas loans each Former CPT Employee to CP Technologies for the purpose of providing services to CP Technologies, and (b) CP Technologies has the right to designate additional persons to be hired by Aequitas for the purpose of providing services to CP Technologies (together with the Former CPT Employees, the "Dedicated CPT Employees") and to terminate the employment of any Dedicated CPT Employee. Subject to Aequitas' approval, CP Technologies establishes the salaries or wages and any bonus or other incentive compensation paid to the Dedicated CPT Employees. CP Technologies reimburses Aequitas for 100% of the costs Aequitas incurs to provide the Dedicated CPT Employees, including salaries and wages, FICA, FUTA, SUTA, workers' compensation insurance, fringe benefits, general liability insurance, other state, local or federal tax requirements, and an allocable portion of any other reasonable costs and expenses.

Outstanding Equity Awards at December 31, 2011

	Options Awards

Name	Number of Shares Underlying Unexercised Options Exercisable		Number of Shares Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Options Exercise Price	Options Expiration Date

James T. Quist	698,679	(1)	—		—	0.20	2/10/2020
Patricia J. Brown	—		—		—	—	—
Christopher Chen	—		—		—	—	—
G. Joseph Siedel	18,487	(2)	36,973	(3)	—	0.14	7/30/2020
Scott Johnson	—		—		—	—	—

(1) Vested 100% on February 10, 2012 pursuant to the Quist Separation Agreement.

(2) Vested one-third on July 30, 2011.

(3) Mr. Siedel's employment was terminated effective May 4, 2012. Mr. Siedel has no right to exercise any options that were unvested as of such date.

Option Grants in Last Fiscal Year

The Company did not grant any options during 2011.

Director Compensation

Outside directors are eligible to be paid a $2,000 annual retainer, $350 for each Board of Directors meeting attended and $200 for each committee meeting attended. The Chairman of the Board, the Compensation Committee Chair (when appointed) and the Audit Committee Chair (when appointed) would each be eligible to be paid an additional $1,000 retainer. Outside directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company.

Employee and affiliate directors do not receive any compensation for serving on the Board of Directors. In 2011, all of our directors were either employees or affiliates and, as a result, no payments or stock grants were made to the members of the Board of Directors during 2011.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of May 14, 2012, with respect to the beneficial ownership of our Common Stock and Preferred Stock by: (a) each shareholder known by us to be the beneficial owner of more than 5% of any class or series of our Common Stock or Preferred Stock; (b) each of our directors; (c) our President and Chief Financial Officer and our other executive officers; (d) all of our directors and executive officers as a group; and (e) Aequitas Holdings and its affiliates as a group. Unless otherwise indicated, the address of each person listed below is: c/o CarePayment Technologies, Inc., 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Class A Common issuable upon exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of May 14, 2012 are deemed beneficially owned and outstanding for purposes of computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name.

Shares of Class B Common are identical to shares of Class A Common, except that each share of Class A Common is entitled to one vote, while each share of Class B Common is entitled to 10 votes, on each matter submitted to a vote of our shareholders.

The percent of classes and series set forth below are based on the following issued and outstanding shares as of May 14, 2012:

Class A Common Stock	4,654,968
Class B Common Stock	8,010,092
Series D Preferred Stock	1,200,000
Series E Preferred Stock	94,326

Name and Address of Beneficial Owner	Class A Common Stock		Percent of Class	Class B Common Stock		Percent of Class	Series D Preferred Stock	Percent of Series	Series E Preferred Stock	Percent of Series
Patricia J. Brown	0		**
Craig Froude	0		**
Andrew N. MacRitchie	0		**
William C. McCormick	50,000	(1)	1.1%	50,000		**
Brian A. Oliver	0		**
James T. Quist	698,678	(2)	13.1%
Aequitas Holdings, LLC*	9,910,092	(3)	78.9%	7,910,092	(7)	98.8%
Aequitas Capital Management Inc.*	59,227		1.3%
Aequitas CarePayment Founders Fund, LLC*	13,200,000	(4)	79.3%				1,200,000	100.0%
Aequitas Catalyst Fund, LLC*	462,603		9.9%
Aequitas Commercial Finance, LLC*	11,260		**
Andrew Housser 285 Ridgeway Road, Woodside, CA 94062									4,535	4.8%
Bradford Stroh 25 Saddleback, Portola Valley, CA 94028									9,070	9.6%
Cambria Ventures, LLC 2055 Woodside Road, Suite 195, Redwood City, CA 94061									9,070	9.6%
Central Illinois Anesthesia Services Ltd. Profit Sharing Plan									4,535	4.8%
Housatonic Principals Fund, LLC 44 Montgomery Avenue, Suite 4010, San Francisco, CA 94104									22,675	24.0%
QMC Partners – D, LLC 1450 Ashford Avenue – PH, San Juan, Puerto Rico, 00907									4,535	4.8%
Zishan Investments, LLP Reforma 2570-117, Lomas Chapultepec, 11000 C.P., Mexico, D.F., Mexico									18,139	19.2%
Directors and Executive Officers as a Group (6 Persons)	748,678	(5)	13.9%	50,000		**
Aequitas and its affiliates as a Group (11 Persons)	24,391,860	(6)	96.4%	7,960,092		99.4%	1,200,000	100.0%

(1) Includes 50,000 shares currently issuable upon conversion of shares of Class B Common.

(2) Includes 698,678 shares currently issuable upon exercise of stock options.

(3) Includes 7,910,092 shares currently issuable upon conversion of shares of Class B Common.

(4) Includes 12,000,000 shares currently issuable upon conversion of the Series D Preferred, assuming a 10- for-1 conversion rate.

(5) Includes 717,165 shares currently issuable upon exercise of options and 50,000 shares currently issuable upon conversion of shares of Class B Common.

(6) Includes 20,658,770 shares issuable upon exercise of options and conversion of Class B Common and Series D Preferred.

(7) Each share of Class B Common is entitled to 10 votes per share on all matters submitted to a vote of the Company's shareholders. Accordingly, these shares of Class B Common represent approximately 92.5% of all votes eligible to be cast on matters submitted to the Company's shareholders as of May 14, 2012.

*Aequitas Management, LLC ("AML") may be deemed to have the indirect power to determine voting and investment decisions with respect to shares of the Company held by Aequitas Holdings, Aequitas, ACF, Aequitas Catalyst Fund, LLC ("Catalyst Fund") and Aequitas CarePayment Founders Fund ("Founders Fund"). All voting and investment decisions with respect to shares of the Company held by these entities are directly determined by each entity's, or its manager's, Public Securities Investment Committee ("PSIC"). Each PSIC is composed of at least two members. The members of the PSICs are appointed as follows:

•	The members of the PSIC of Aequitas Holdings are appointed by AML, the manager of Aequitas Holdings.
•	The members of the PSIC of Aequitas are appointed by its Board of Directors, which is elected by Aequitas Holdings, the sole shareholder of Aequitas. Aequitas is the manager of ACF.
•	Catalyst Fund and Founders Fund are each managed by Aequitas Investment Management, LLC ("AIM"). The PSIC of AIM makes voting and investment decisions regarding shares of the Company held by Catalyst Fund and Founders Fund. The members of the PSIC of AIM are appointed by its manager, Aequitas.

Andrew N. MacRitchie, William C. McCormick and Patricia J. Brown are current members of each PSIC. The appointment by Aequitas Holdings, Aequitas and AIM of their respective PSIC members must be approved by at least three members of AML holding, in the aggregate, at least 50% of the membership interests of AML. Accordingly, AML may be deemed to have indirect voting and investment power with respect to shares of the Company held by Aequitas Holdings, Aequitas, ACF, Founders Fund and Catalyst Fund.

** Less than 1%.

There are no known arrangements the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely on our review of the copies of such forms that we received during the fiscal year ended December 31, 2011, we believe that each person who at any time during such fiscal year was a director, officer or beneficial owner of more than 10% of our Class A Common complied with all Section 16(a) filing requirements during such fiscal year.

Certain Relationships and Related Transactions

Although we believe that the terms and conditions of the transactions described below are fair and reasonable to the Company, such terms and conditions may not be as favorable to us as those that could be obtained from independent third parties. In addition, our officers and directors participate in other competing business ventures. For additional information concerning our relationship to certain of the related parties discussed below, see "What is the Company's corporate structure and relationship with Affiliates" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" above.

Administrative Services Agreement:

Effective January 1, 2010, Aequitas began providing CP Technologies certain management support services, such as accounting, financial, human resources and information technology services, under the terms of an Administrative Services Agreement (the "ASA") dated December 31, 2009. For 2011, the fee under the ASA payable to Aequitas was $46,200 per month. Effective January 1, 2012, the ASA was amended and restated (the "Restated ASA") to revise the fee payable to Aequitas to be approximately $56,200 per month for 2012 and to provide for an annual 3% increase to the fee effective January 1 of each year thereafter unless otherwise agreed by the parties. Either party may change the services that Aequitas provides under the Restated ASA, including terminating a particular service, upon 180 days’ prior written notice to the other party. Additionally, the Restated ASA is terminable by either party on 180 days’ notice to the other party.

Effective December 31, 2011, CP Technologies terminated all of its employees (the "Former CPT Employees") and each Former CPT Employee was hired by Aequitas. Pursuant to the Restated ASA: (a) Aequitas loans each Former CPT Employee to CP Technologies for the purpose of providing services to CP Technologies, and (b) CP Technologies has the right to designate additional persons to be hired by Aequitas, and to terminate the employment of any persons employed by Aequitas for the purpose of providing services to CP Technologies under the Restated ASA. The Restated ASA requires CP Technologies to reimburse Aequitas for the actual costs that Aequitas incurs to provide employees to CP Technologies.

We paid fees to Aequitas under the ASA of $554,304 and $781,200 for the years ended December 31, 2011 and 2010, respectively.

Sublease:

CP Technologies leases certain office space and personal property from Aequitas pursuant to a Sublease dated December 31, 2009 (the "Sublease"). Real property rent was fixed at $12,424 per month for 2010 and at $13,115 per month for 2011 and 2012. Personal property rent was set at $6,262 per month for 2010 and at $6,116 per month for 2011 and 2012. Additionally, CP Technologies pays all personal property taxes related to the personal property it uses under the Sublease. The Company paid fees under the Sublease to Aequitas of $230,772 and $224,235 for the years ended December 31, 2011 and 2010, respectively.

Advisory Services Agreement:

Effective December 31, 2009, the Company and Aequitas entered into an Amended and Restated Advisory Services Agreement (the "Advisory Agreement"). Under the terms of the Advisory Agreement, Aequitas provides services to the Company relating to strategy development, strategic planning, marketing, corporate development and such other advisory services as the Company reasonably requests from time to time. The Company pays Aequitas a monthly fee of $15,000 for such services. In addition, Aequitas will receive a success fee in the event of certain transactions entered into by the Company. The Company also agreed to pay success fees to Aequitas upon the successful completion of debt facilities provided by lenders to, or equity placements made by investors in, us, or our acquisition of targets that are identified by Aequitas. The success fee for those transactions will equal an amount between 1.5% and 5.0% of the transaction value. We also agreed to pay Aequitas success fees determined at mutually agreeable rates upon a sale of the Company and for new customer referrals made by Aequitas. We paid fees to Aequitas under the Advisory Agreement of $180,000 for the years ended December 31, 2011 and 2010. Additionally, the Company paid Aequitas $66,175 for legal compliance work performed by Aequitas in-house legal team during 2011, and a $50,000 success fee related to our acquisition of a corporation during 2010.

Royalty Agreement:

CP Technologies and Aequitas entered into a Royalty Agreement, as amended effective July 31, 2010 (the "Royalty Agreement"). Under the terms of the Royalty Agreement, CP Technologies pays Aequitas a royalty based on new products ("Products") developed by CP Technologies or its affiliates or co-developed by CP Technologies or its affiliates and Aequitas or its affiliates and that are based on or use the CarePayment® software system and platform that Aequitas transferred to CP Technologies (the "Software"). The royalty is equal to (a) 1.0% of the net revenue received by CP Technologies or its affiliates and generated by Products that utilize funding provided by Aequitas or its affiliates, and (b) 7.0% of the face amount, or such other percentage as the parties may agree, of receivables that do not utilize such funding but that are serviced by CP Technologies or its affiliates using the Software. Effective January 1, 2011, the Royalty Agreement was further amended, whereby Aequitas agreed to pay CP Technologies a $500,000 fee for improvements to the existing CarePayment® program platform to accommodate additional portfolio management capability and efficiency as mutually agreed in writing. No fees were paid under the Royalty Agreement to Aequitas for the years ended December 31, 2011 and 2010. The Company recorded consulting revenue of $500,000 received from Aequitas under the amendment to the Royalty Agreement for the year ended December 31, 2011.

Servicing Agreement:

Beginning January 1, 2010, we recognize revenue in conjunction with a Servicing Agreement between us and CarePayment, LLC dated December 31, 2009. CarePayment, LLC pays us a monthly servicing fee equal to 5% annually of the receivables balances that have been purchased by CarePayment, LLC, and an origination fee equal to 6% of the original balance of newly generated receivables that are purchased by CarePayment, LLC. The Servicing Agreement also provides that the Company is to be paid 25% of the quarterly net income of CarePayment, LLC from operating activities, adjusted for certain items (the "back-end fee"). The Company received fee revenue under this agreement of $6,100,143 and $5,867,717 for the years ended December 31, 2011 and December 31, 2010, respectively, which were comprised of $1,928,532 of servicing fees and $4,171,611 of origination fees and no "back-end fees" for the year ended December 31, 2011, and $1,811,037 of servicing fees, $4,056,680 of origination fees and no "back end fees" for the year ended December 31, 2010.

CarePayment, LLC paid us additional compensation under the Servicing Agreement equal to our actual monthly losses for the first quarter of 2010, and an amount equal to 50% of our actual monthly losses for the second quarter of 2010. We received $1,241,912 in such compensation from CarePayment for the year ended December 31, 2010. We do not expect to receive any further such additional compensation under the Servicing Agreement.

Note Payable:

On January 15, 2010, we entered into agreements to borrow up to $500,000 from ACF at the rate of 8% per annum. ACF advanced $31,000 to us on or about January 14, 2010, which we repaid on February 12, 2010. The agreements between ACF and the Company expired on March 31, 2010. We paid $196 of interest to ACF in connection with this loan.

Business Loan Agreement / Security Agreement /Promissory Note:

On September 29, 2011, the Company entered into a $3,000,000 Business Loan Agreement, Security Agreement and Promissory Note with ACF (the "Business Loan"), which originally accrued interest at 11% per annum and matured on December 31, 2012. The Business Loan is collateralized by substantially all the Company’s assets pursuant to a Security Agreement between the Company and ACF. Effective December 29, 2011, the Company and ACF entered into Amendment No. 1 to the Business Loan pursuant to which the aggregate principal amount the Company may borrow under the Business Loan was increased from $3,000,000 to $4,500,000. Effective March 5, 2012, the Company and ACF entered into Amendment No. 2 to the Business Loan pursuant to which the aggregate principal amount the Company may borrow under the Business Loan was further increased from $4,500,000 to $8,000,000, and the interest rate on the outstanding principal balance due under the Business Loan was increased form 11% per annum to 12.5% per annum beginning on the effective date of Amendment No. 2. Effective April 12, 2012, the Company and ACF amended entered into Amendment No. 3 to the Business Loan pursuant to which (a) a total of $2,000,000 of the unpaid principal balance owing under the Business Loan converted into shares of Class A Common, effective April 30, 2012, at a conversion price of $1.00 per share, (b) the aggregate principal amount the Company may borrow under the Business Loan was decreased from $8,000,000 to $6,000,000, and (c) the scheduled maturity date for repayment of all amounts due under the Business Loan was extended to December 31, 2013. As of the date of this Information Statement, the unpaid principal balance owing under the Business Loan was $3,031,000 (after giving effect to the conversion of $2,000,000 of unpaid principal balance into shares of Class A Common). During the applicable period, the highest unpaid principal balance owing under the Business Loan was $5,031,000.

Investor Rights Agreement:

On December 31, 2009, the Company, Aequitas and CarePayment, LLC entered into an Investor Rights Agreement. Pursuant to that agreement, we agreed that as long as Aequitas and CarePayment, LLC (or their affiliates) own securities in us, we will pay all expenses incurred by them in connection with the preparation and filing with the SEC of reports or other documents related to us or any of our securities owned by Aequitas or CarePayment LLC. In addition, the Investor Rights Agreement provides that, if we fail to redeem the Series D Preferred by January 31, 2013 in accordance with Section 5.1(b) of our Second Amended and Restated Certificate of Designation for the Series D Preferred, Founders Fund, as the assignee of Aequitas and CarePayment, LLC, will have the right to exchange 1,000,000 shares of Series D Preferred for a total of 98 membership units of CP Technologies, which would result in Founders Fund owning 99% of CP Technologies and us owning 1% of CP Technologies.

Issuances of Securities:

On April 2, 2010, Aequitas Holdings exercised warrants for 6,510,092 shares of Class B Common for aggregate consideration of $65,100.

On April 15, 2010, the Company sold 200,000 shares of Series D Preferred to Aequitas CarePayment Founders Fund, LLC ("Founders Fund") for a purchase price of $10.00 per share. The Company received a promissory note from Founders fund for $2,000,000 that bears interest at 5% per annum. As of September 3, 2010, Founders Fund had paid the total principal and interest balances due under the note. For the year ended December 31, 2010, the Company recorded interest income of $33,093 for this Note.

On December 16, 2010, CarePayment Founders Fund, LLC exercised warrants for 1,200,000 shares of Class A Common for aggregate consideration of $1,200.

On March 31, 2011, the Company entered into a Subscription Agreement with Aequitas Holdings pursuant to which Aequitas Holdings purchased 1,500,000 shares of Class B Common at $1.00 per share for aggregate consideration of $1,500,000. Under the Company's Second Amended and Restated Articles of Incorporation, as amended, each shares of Class B Common is convertible at any time, at the option of Aequitas Holdings, into a share of Class A Common.

Effective December 29, 2011, the Company issued 37,731 shares of Class A Common in connection with the cashless exercise of a stock option held by a former employee, at an exercise price of $0.20 per share.

Effective April 30, 2012, the Company issued 2,000,000 shares of Class A Common in connection with the conversion of $2,000,000 of the outstanding principal balance owing under the Business Loan into shares of Class A Common at a price of $1.00 per share.

The issuances of securities described above were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act, including, without limitation, Regulation D promulgated thereunder.

Principal Accounting Fees and Services

On December 19, 2011, the Company approved the engagement of Peterson Sullivan LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. During the fiscal years ended December 31, 2010 and 2011, and through the date hereof, the Company did not consult Peterson Sullivan LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Peterson Sullivan LLP for 2011 and 2010.

	2011	2010
Audit Fees	$53,681	$70,303
Audit - Related Fees	15,595	-
Tax Fees		-
All Other Fees	-	-
Totals	$69,276	$70,303

Audit Fees.  Audit services of Peterson Sullivan LLP for 2011 and 2010 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the Company's filings with the SEC.

Audit-Related Fees. During 2011, Peterson Sullivan performed review services in conjunction with the Company’s Form 10 filing with the SEC.

Tax Fees.   Tax preparation services were provided in 2011 by AKT LLP and by Geffen Mesher & Company, P.C in 2010. Tax fees relate to filing the required tax reports for the fiscal years ended December 31, 2011 and 2010.

All Other Fees.  There were no fees billed by Peterson Sullivan LLP for services other than as described under "Audit Fees" or "Compliance Fees" for the years ended December 31, 2011 or December 31, 2010.

All of the services described above were approved by our Board of Directors. The Board of Directors has not adopted formal pre-approval policies, but has the sole authority to engage the Company's outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firms prior to the performance of any services.  Approval for such services is evaluated during the Board of Directors meetings and must be documented by signature of a director on the engagement letter of the independent accounting firm.

PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF

PETERSON SULLIVAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Peterson Sullivan LLP has acted as our independent registered accounting firm to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2011. Representatives of Peterson Sullivan LLP are not expected to be present at the Annual Meeting, but will be available to respond to appropriate questions and make any necessary statements, if required, at the Annual Meeting via conference call.

Although not required, the Board of Directors believes it is appropriate to submit the Board of Directors' selection of the Company's independent registered accounting firm to the shareholders for approval. Subject to ratification by the shareholders, the Board of Directors reappointed the firm of Peterson Sullivan LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012. In recommending ratification by the shareholders of the appointment of Peterson Sullivan LLP, the Board of Directors has satisfied itself as to that firm’s professional competence and standing.

If the shareholders do not ratify the appointment of Peterson Sullivan LLP, the Board of Directors may investigate the reasons for the shareholders’ rejection and may consider whether to retain Peterson Sullivan LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE SELECTION OF PETERSON SULLIVAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

Other Business

Neither the Board of Directors nor management is aware of any matters to be presented at the Annual Meeting other than those referred to in the Notice of Annual Meeting and this Information Statement.

Shareholder Proposals for the 2013 Annual Meeting of Shareholders

Unless we indicate otherwise, proposals that shareholders intend to present at the 2013 Annual Meeting of Shareholders must comply with Rule 14a-8 of the SEC issued under the Securities Exchange Act of 1934, as amended, and must be received at the principal executive offices of the Company, 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035 no later than January 16, 2013, which is 120 days prior to the date of the first anniversary of the mailing of the Information Statement for our 2012 Annual Meeting of Shareholders.

Any business intended to be presented by a shareholder at the 2013 Annual Meeting of Shareholders, but not included in the information or proxy statement for that meeting, must comply with our Bylaws. Under our Bylaws, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business not less than 30 days or more than 60 days before the date of the annual meeting. The notice must set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the matter, (b) the proposing shareholder's name and record address, (c) the class and number of our shares that the shareholder beneficially owns, and (d) any material interest of the shareholder in the matter.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors should send their communications to the Secretary of the Company at the address below. The Secretary is responsible for forwarding communications to the appropriate Board member.

CarePayment Technologies, Inc.

Attn: Andrew S. Craig, Secretary

5300 Meadows Road, Suite 400

Lake Oswego, Oregon 97035

Shareholders Sharing the Same Last Name and Address

Only one Notice of Annual Meeting, Annual Report and Information Statement may be delivered to multiple shareholders sharing an address unless the Company received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a copy of the Notice of Annual meeting, Annual Report and Information Statement to a shareholder at a shared address to which a single copy was delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the materials by sending a written request to the Company at 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035, or by calling the Company at (503) 419-3505.

By Order of the Board of Directors

/s/ Craig J. Froude
Craig J. Froude
Interim President

Lake Oswego, Oregon
May 16, 2012

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